Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of BlackLine, Inc.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 13th day of February, 2018.

SILVER LAKE SUMERU FUND, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P., its general partner

By:	SLTA SUMERU (GP), L.L.C., its general partner

By:	/s/ Ajay Shah
Name: Ajay Shah
Title: Managing Director

SILVER LAKE TECHNOLOGY INVESTORS SUMERU, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P., its general partner

By:	SLTA SUMERU (GP), L.L.C., its general partner

By:	/s/ Ajay Shah
Name: Ajay Shah
Title: Managing Director

SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P.

By:	SLTA SUMERU (GP), L.L.C., its general partner

By:	/s/ Ajay Shah
Name: Ajay Shah
Title: Managing Director

SLTA SUMERU (GP), L.L.C.

By:	/s/ Ajay Shah
Name: Ajay Shah
Title: Managing Director

/s/ Ajay Shah
Ajay Shah

SILVER LAKE GROUP, L.L.C.

By:	/s/ Karen M. King
Name: Karen M. King
Title: Managing Director and Chief Legal Officer